Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE
August 22, 2012

Contact:
Investor Relations - (301) 951-5917

AMERICAN CAPITAL REFINANCES SECURED DEBT WITH $600 MILLION TERM FACILITY AND OBTAINS $250 MILLION REVOLVING CREDIT FACILITY

Bethesda, MD - August 22, 2012 - American Capital, Ltd. (Nasdaq: ACAS) (“American Capital” or the “Company”) announced today that it has completed the refinancing of all of its recourse debt with a new four-year $600 million institutional term loan facility with J.P. Morgan Chase Bank, N.A. as administrative agent and collateral agent. J.P. Morgan Securities LLC, BMO Capital Markets Corp. and UBS Securities LLC were joint lead arrangers and joint bookrunners on the transaction. Citibank, N.A., Credit Suisse Securities (USA) LLC and Goldman Sachs Bank USA also served as managing agents. In addition to repaying the existing recourse debt, the proceeds will be used for working capital and general corporate purposes.

The term loan facility is priced at LIBOR plus 4.25%, with a LIBOR floor of 1.25%, and has a first lien on certain non-securitized assets of the Company and a second lien on most of its remaining non-securitized assets.

American Capital also announced that it has obtained a new four‑year $250 million senior secured revolving credit facility with J.P. Morgan Chase Bank, N.A. as administrative agent and collateral agent. J.P. Morgan Securities LLC, BMO Capital Markets Corp. and UBS Securities LLC were joint lead arrangers and joint bookrunners on the transaction. Citibank, N.A., Credit Suisse Securities (USA) LLC, Bank of America, N.A. and Goldman Sachs Bank USA served as managing agents. Draws on the revolving credit facility will be used for working capital and general corporate purposes.

The revolving credit facility has a three year revolving period and may be expanded through additional commitments up to $375 million. The revolving credit facility is priced at LIBOR plus 3.75%, and has a first lien on certain non-securitized loan assets of the Company and a second lien on most of its remaining non-securitized assets.

“We are extremely pleased to announce our new term debt financing and revolving credit facility,” said Malon Wilkus, Chairman and CEO. “We enjoyed strong demand and received the support of an excellent roster of debt investors. These facilities increase our capital availability and lower our interest cost, which will enhance our ability to make attractive new investments.”

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $17 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $100 billion of total assets under management (including levered assets). From its seven offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $500 million. For further information, please refer to www.AmericanCapital.com.

This press release contains forward-looking information and statements.  Forward-looking statements give our current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward looking statements are not guarantees of performance or results, and involve known and unknown risks, uncertainties (some of which are beyond the Company's control), assumptions and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements.  Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in our filings with the U.S. Securities and Exchange Commission.  Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.